Exhibit 10.276

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of September 3, 2010, by and between BRANDYWINE GRANDE C, L.P., a Delaware limited partnership (“Landlord”), and PPD DEVELOPMENT, LP, a Texas limited partnership (“Tenant”).

A. Landlord and Tenant, as successor-in-interest to PPD Development, LLC, are parties to a certain Lease (as amended, the “Lease”) dated as of July 1, 2001, as amended by a First Amendment to Lease dated as of March 9, 2007, a Second Amendment to Lease dated as of January 10, 2008, and a Third Amendment to Lease dated as of July 21, 2008, for approximately 87,809 rentable square feet of space (the “Original Premises”) at 2240-2248 Dabney Road, Richmond, Virginia 23230, as more particularly described in the Lease.

B. Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, certain additional premises known as Suite 2248G (“Suite G”) in the Dabney IX building located at 2248 Dabney Road, Richmond, Virginia 23230 (the “Dabney IX Building”), which additional premises are shown on the location plan attached hereto as Exhibit A. The parties hereby stipulate and agree that Suite G contains 2,089 rentable square feet of space.

C. Landlord and Tenant wish to amend the Lease to, among other things, expand the Original Premises to include Suite G upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Landlord and Tenant hereby agree as follows:

1. Incorporation of Recitals; Definitions. The recitals set forth above are hereby incorporated herein by reference as if set forth in full in the body of this Amendment. Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings given to them in the Lease.

2. Premises.

(a) Effective on the Suite G Commencement Date (as defined in Section 3(a) below), as used in the Lease: (i) “Premises” shall mean, collectively, the Original Premises and Suite G; and (ii) “Tenant’s Allocated Share” with respect to the Dabney IX Building shall mean the fraction, expressed as a percentage, equal to: (A) the total rentable square footage of that portion of the Premises located in the Dabney IX Building; divided by (B) 30,184.

(b) Tenant acknowledges and agrees that, notwithstanding any provision of the Lease to the contrary, Landlord shall have no obligation to make any improvements to Suite G in connection with this Amendment, and Tenant accepts Suite G in its current “AS IS” condition.

3. Term.

(a) The Term for Suite G shall commence on the date (the “Suite G Commencement Date”) that is the later of: (i) the date Landlord obtains full legal possession of Suite G, free of any occupants or tenancies; or (ii) sixty (60) days after written notice from Tenant to Landlord that the Suite G Commencement Date is requested. Landlord shall use commercially reasonable efforts to gain full legal possession of Suite G, free of any occupants or tenancies within sixty (60) days after written notice from Tenant to Landlord that the Suite G Commencement Date is requested. The Suite G Commencement Date and expiration date of the Term shall be confirmed by Landlord and Tenant by the execution of a Confirmation of Lease Term (the “COLT”) in the form attached hereto as Exhibit B. If Tenant fails to execute or object to the COLT within ten (10) business days of its delivery, Landlord’s determination of such dates shall be deemed accepted. Notwithstanding anything to the contrary in the Lease or this Amendment, Tenant may terminate this Amendment at any time and without penalty of any kind if the Suite G Commencement Date does not occur on or before August 31, 2011.

(b) The Term for the Premises (collectively, the Original Premises and Suite G) shall terminate on June 30, 2015.

4. Fixed Rent. Fixed Rent for Suite G is set forth below, payable in the monthly installments as set forth below and otherwise in accordance with the terms of the Lease, as amended hereby:

TIME PERIOD	MONTHLY INSTALLMENTS
Suite G Commencement Date – 6/30/11	$1,218.58
7/1/11 – 6/30/12	$1,249.05
7/1/12 – 6/30/13	$1,280.27
7/1/13 – 6/30/14	$1,312.28
7/1/14 – 6/30/15	$1,345.09

Rent shall be payable by: (i) check to Landlord at P.O. Box 11951, Newark, NJ 07101-4951; or (ii) wire transfer of immediately available funds to the account at Wachovia Bank, NA, at Philadelphia, PA, account no. 2030000359075, ABA wire routing number 031201467 (ACH ARA routing number 031000503), or as otherwise directed in writing by Landlord to Tenant.

5. Brokerage Commission. Landlord and Tenant each represents and warrants to the other that such party has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder. Each party shall indemnify and hold the other harmless from and against all liability, cost and expense, including attorney’s fees and court costs, arising out of any misrepresentation or breach of warranty under this Section.

6. OFAC. Tenant represents, warrants and covenants that neither Tenant nor any of its partners, officers, directors, members or shareholders: (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State; (iv) is listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ.L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 6001-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.). Tenant shall defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing representation, warranty and covenant. The breach of this representation, warranty and covenant by Tenant shall be an immediate Event of Default under this Lease without cure.

7. Effect of Amendment; Ratification. Landlord and Tenant hereby acknowledge and agree that, except as provided in this Amendment, the Lease has not been modified, amended, canceled, terminated, released, superseded or otherwise rendered of no force or effect. The Lease as hereby amended is hereby ratified and confirmed by the parties hereto, and every provision, covenant, condition, obligation, right, term and power contained in and under the Lease, as amended herein, shall continue in full force and effect, affected by this Amendment only to the extent of the amendments and modifications set forth above, and each shall continue to be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of each party hereto.

8. Authority. Each of Landlord and Tenant represents and warrants to the other that the individual executing this Amendment on such party’s behalf is authorized to do so.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the date first above written.

WITNESS:	LANDLORD:
BRANDYWINE GRANDE C, L.P.

	By:	Brandywine Grande C Corp.,
its general partner

/s/ Rick Miller		By:	/s/ K. Suzanne Stump
		Name:	K. Suzanne Stump
		Title:	Vice President, Asset Management
		Date:	/s/ September 3, 2010

WITNESS:	TENANT:
PPD DEVELOPMENT, LP

	By:	PPD GP, LLC
	Its:	General Partner

/s/ Hank Gerock		By:	/s/ William J. Sharbaugh
		Name:	William J. Sharbaugh
		Title:	Chief Operating Officer
		Date:	/s/ August 25, 2010

EXHIBIT A

LOCATION PLAN OF SUITE G

EXHIBIT B

CONFIRMATION OF LEASE TERM

THIS MEMORANDUM is made as of the      day of                 , 200    , between BRANDYWINE GRANDE C, L.P., a Delaware limited partnership, with an office at 555 East Lancaster Ave., Suite 100, Radnor, PA 19087 (“Landlord”) and PPD DEVELOPMENT, LP, a Texas limited partnership, as successor-in-interest to PPD Development, LLC (“Tenant”), who entered into a lease dated for reference purposes as of July 1, 2001, as amended by a First Amendment to Leased dated as of March 9, 2007, a Second Amendment to Lease dated as of January 10, 2008, a Third Amendment to Deed of Lease dated as of July 21, 2008, and a Fourth Amendment to Lease dated as of                     , 2010 (as amended, the “Lease”) covering certain premises located at 2240-2248 Dabney Road, Richmond, Virginia 23230. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

1. The parties to this Memorandum hereby agree that the date of October 1, 2010 is the Suite G Commencement Date, the date of October 1, 2010 is the Rent Commencement Date for Suite G, and the date June 30, 2015 is the expiration date of the Lease.

2. Tenant hereby confirms the following:

(a) That it has accepted possession of Suite G pursuant to the terms of the Lease;

(b) That the improvements, if any, required to be furnished according to the Lease by Landlord have been Substantially Completed;

(c) That Landlord has fulfilled all of its duties of an inducement nature or as otherwise set forth in the Lease;

(d) That there are no offsets or credits against rentals, and the $7,583.00 Security Deposit has been paid as provided in the Lease;

(e) That there is no default by Landlord or Tenant under the Lease and the Lease is in full force and effect.

3. Landlord hereby confirms to Tenant that its Building Number is 929 and its Lease Number is             . This information must accompany each Rent check or wire payment.

4. This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.

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IN WITNESS WHEREOF, the parties hereto have executed this Memorandum, under Seal, the day and year first above written.

WITNESS:	LANDLORD:
BRANDYWINE GRANDE C, L.P.

	By:	Brandywine Grande C Corp.,
its general partner

By:
Name:
Title:
Date:

WITNESS:	TENANT:
PPD DEVELOPMENT, LP

	By:	PPD GP, LLC
	Its:	General Partner

By:
Name:
Title:
Date: